EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-197313 and No. 333-205155) of Jumei International Holdings Limited of our report dated April 29, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this form on Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

April 29, 2016